Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jarrod Yahes

Head of Investor Relations

ExlService Holdings, Inc.

350 Park Avenue

New York, NY 10022

(212) 277-7109

ir@exlservice.com

EXL REPORTS 2009 FIRST QUARTER RESULTS

First Quarter Income from Operations up 69.0%

First Quarter Operating Margin of 10.4%; Adjusted Operating Margin of 14.2%

New York, NY – May 6, 2009 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the quarter ended March 31, 2009.

Rohit Kapoor, President and CEO, commented: “EXL continues to navigate effectively in this difficult economic environment. This quarter, EXL renewed and expanded two significant client contracts, each with an expected total contract value in excess of $100 million demonstrating our success in growing increasingly larger outsourcing contracts. We have also reduced our general and administrative expenses while continuing investments in sales and marketing to facilitate long-term growth. As expected, our transformation business slowed this quarter. However, we are pleased with the growth opportunities we see in annuity-based offshore transformation services. Operationally, our attrition management and employee engagement program, in combination with the weaker economy, has resulted in record low attrition levels.”

Matt Appel, CFO, commented: “EXL’s results for the quarter met our expectations in terms of revenues and exceeded our expectations in terms of margins. Despite the expected softness in the transformation business, we have continued to aggressively manage costs resulting in an adjusted operating margin of 14.2%. This demonstrates the strength of our business model and our ability to manage cost in this challenging and uncertain environment. We remain a safe and secure partner for our clients with our robust balance sheet. We are maintaining our calendar year 2009 guidance for revenues of $170.0 million to $175.0 million and now expect to be at the top end of our adjusted operating margin guidance of 10.0% to 12.0%.”

Financial Highlights

Financial highlights are based on continuing operations of the Company and exclude the Aviva BOT, which is treated as a discontinued operation as of the third quarter of 2008. Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

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Revenues for the quarter ended March 31, 2009 were $41.0 million compared to $44.4 million for the quarter ended March 31, 2008 and $43.7 million for the quarter ended December 31, 2008. Revenues attributable to outsourcing services for the quarter ended March 31, 2009 were $33.4 million compared to $34.9 million in the quarter ended March 31, 2008 and $33.2 million in the quarter ended December 31 2008. Transformation services revenues for the quarter ended March 31, 2009 were $7.6 million compared to $9.5 million in the quarter ended March 31, 2008 and $10.5 million in the quarter ended December 31, 2008.

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Gross margin for the quarter ended March 31, 2009 was 40.6% compared to 35.6% for the quarter ended March 31, 2008 and 41.6% for the quarter ended December 31, 2008. Gross margin for outsourcing services was 45.3% for the quarter ended March 31, 2009 compared to 43.7% for the quarter ended December 31, 2008. Transformation services gross margin was 19.7% for the quarter ended March 31, 2009 compared to 34.9% for the quarter ended December 31, 2008.

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Operating margin for the quarter ended March 31, 2009 was 10.4%, compared to 5.7% for the quarter ended March 31, 2008 and 12.4% for the quarter ended December 31, 2008; adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the quarter ended March 31, 2009 was 14.2% compared to 8.4% for the quarter ended March 31, 2008 and 14.4% for the quarter ended December 31, 2008.

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Diluted earnings per share to common stockholders for the quarter ended March 31, 2009 was $0.10 compared to $0.16 for the quarter ended March 31, 2008 and $0.12 for the quarter ended December 31, 2008.

Business Announcements

•	Expanded multiple strategic outsourcing relationships with the migration of 15 new outsourcing processes during the quarter. Migrating processes for four recently acquired clients.

•	Gained significant traction in expanding relationships in transformation services that are annuity-based across clients in insurance, retail banking and credit cards.

•	Reported record low quarterly attrition of 21.0% for billable employees compared to 34.3% for the first quarter of 2008 and 33.8% for the fourth quarter of 2008.

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Extended the scope of a contract with a top 10 U.S. insurance company including a contract value anticipated to exceed $100 million over 5 years to provide insurance domain-specific processing, analytics, and finance and accounting services.

•	Renewed a strategic outsourcing contract with our largest client, Centrica, PLC (British Gas), through April 2012 with the option to further extend the contract for two annual periods.

Other Business Announcements

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Vishal Chhibbar will join EXL as Chief Financial Officer effective June 1, 2009. Vishal joins from GE Capital where he was most recently Regional Head, Group Financial Planning, Strategy and Treasury for Australia and New Zealand. Previously, Vishal was the Chief Financial Officer for GE Capital South Korea and prior to that assignment the Chief Financial Officer for GE Capital Indonesia and Malaysia. Vishal is a Chartered Accountant and holds a Bachelor of Commerce degree from DAV College, Dehradun.

2009 Outlook

The Company is maintaining its guidance for calendar year 2009:

•	Revenues between $170.0 million to $175.0 million

•	Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, between 10.0% and 12.0%

Conference Call

EXL will host a conference call on Wednesday, May 6, at 10:00 a.m. (ET) to discuss the company’s quarterly results and operating performance. The conference call will be available live via the internet by accessing the investor relations section of EXL's website at www.exlservice.com, where the accompanying presentation can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-800-706-7745 or 1-617-614-3472 and enter “49246160.” For those who cannot access the live broadcast, a replay will be available by dialing 1-888-286-8010 or 1-617-801-6888 and entering “28815805” from two hours after the end of the call until 11:59 p.m. (ET) on May 13, 2009. The replay will also be available at the EXL website.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (Nasdaq: EXLS - News) is a leading provider of outsourcing and transformation services. EXL's outsourcing services include a full spectrum of business process outsourcing services from offshore delivery centers requiring ongoing process management skills. Transformation services enable continuous improvement of client processes by bringing together EXL's capabilities in reengineering including decision analytics, risk and financial management and operations and process excellence services. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the insurance, utilities, financial services and transportation sectors. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the Company's control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more details in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release.

You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended March 31,
	2009	2008
Revenues	$40,986	$44,431
Cost of revenues (exclusive of depreciation and amortization)	24,356	28,634

Gross profit	16,630	15,797

Operating expenses:
General and administrative expenses	6,733	8,374
Selling and marketing expenses	3,184	2,374
Depreciation and amortization	2,430	2,515

Total operating expenses	12,347	13,263

Income from operations	4,283	2,534
Other income/(expense):
Foreign exchange gain/(loss)	(1,309)	1,614
Interest and other income, net	311	536

Income from continuing operations before income taxes	3,285	4,684
Income tax provision/(benefit)	263	(31)

Income from continuing operations	3,022	4,715
Income/(loss) from discontinued operations, net of taxes	(139)	2,085

Net income to common stockholders	$2,883	$6,800

Earnings per share(a):
Basic:
Continuing operations	$0.10	$0.16
Discontinued operations	—	0.07

	$0.10	$0.24

Diluted:
Continuing operations	$0.10	$0.16
Discontinued operations	—	0.07

	$0.10	$0.23

Weighted-average number of shares used in computing earnings per share:
Basic	28,843,190	28,757,077
Diluted	29,079,675	29,292,838

(a)	Per share amounts may not foot due to rounding.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$106,595	$112,174
Short-term investments	153	153
Accounts receivable, net of allowance for doubtful accounts of $125 at March 31, 2009 and $128 at December 31, 2008	31,888	33,714
Deferred tax assets	4,084	3,401
Income tax receivable	2,170	2,033
Prepaid expenses and other current assets	3,948	6,402

Total current assets	148,838	157,877

Fixed assets, net of accumulated depreciation of $29,040 at March 31, 2009 and $27,727 at December 31, 2008	24,023	24,518
Goodwill	17,557	17,557
Deferred tax assets	2,380	3,047
Other assets	9,745	8,970

Total assets	$202,543	$211,969

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,894	$3,371
Deferred revenue	2,911	2,961
Accrued employee cost	7,383	14,725
Accrued expenses and other current liabilities	17,069	18,011

Total current liabilities	29,257	39,068

Non-current liabilities	2,109	1,569

Total liabilities	31,366	40,637

Commitments and contingencies	—	—
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 29,095,045 shares issued and outstanding as of March 31, 2009 and 29,054,145 shares issued and outstanding as of December 31, 2008	29	29
Additional paid-in capital	118,226	116,676
Retained earnings	72,904	70,021
Accumulated other comprehensive loss	(19,034)	(14,491)

	172,125	172,235

Less: 244,016 shares as of March 31, 2009 and 237,080 shares as of December 31, 2008, held in treasury, at cost	(948)	(903)

Total stockholders’ equity	171,177	171,332

Total liabilities and stockholders’ equity	$202,543	$211,969

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results because the adjustments eliminate the impact of the following two items which do not directly link to the Company’s ongoing performance: (i) stock compensation and (ii) expenses associated with the amortization of acquisition-related intangibles. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under FAS 123R and the amortization of intangibles associated with further acquisitions. The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three month periods ended March 31, 2009 and March 31, 2008:

(Amounts in thousands)

	Three Months Ended March 31,				Three Months Ended March 31,
	2009 US GAAP	Adjustments		2009 Non-GAAP	2008 US GAAP	Adjustments		2008 Non-GAAP
Revenues	$40,986	$—		$40,986	$44,431	$—		$44,431
Cost of revenues (exclusive of depreciation and amortization)	24,356	(301)	(a)	24,055	28,634	(133)	(a)	28,501

Gross profit	16,630	301		16,931	15,797	133		15,930

Gross Margin %	40.6%			41.3%	35.6%			35.9%
Selling, general and administrative expenses	9,917	(1,238)	(a)	8,679	10,748	(856)	(a)	9,893
Depreciation and amortization expense	2,430	—	(b)	2,430	2,515	(212)	(b)	2,303

Income from operations	$4,283	$1,539		$5,822	$2,534	$1,200		$3,734

Income from Operations Margin %	10.4%			14.2%	5.7%			8.4%

(a)	To exclude stock-based compensation expense under FAS 123R.
(b)	To exclude amortization of acquisition-related intangibles.